TERRA HEALTHY LIVING, LTD.
                                  Pasea Estate
                                 Post Office Box
                             Road Town, Tortola BVI


                               September 13, 1999
Via Facsimile

Vitafort International Corporation
1800 Avenue of the Stars, Suite 480
Los Angeles, CA  90067

         Re:      Sale of Hollywood Partners to Guideline Capital Corporation

Dear Mark:

         This letter memorializes the understanding reached by Vitafort International Corporation ("Vitafort") and Terra Healthy Living Ltd. ("Terra Healthy") on August 9, 1999. As a condition precedent to Vitafort's sale of its wholly owned subsidiary, Hollywood Partners ("HP") to Guideline Capital Corporation ("Guideline"), a Delaware corporation, Terra Healthy has agreed that as additional consideration for and to further induce Vitafort's sale of HP to Guideline, Terra Healthy will reduce the principal amount owed under that certain note receivable from Vitafort payable to Terra Healthy dated January 15, 1999 (the "Note") by $1,800,000.

         As of the date hereof, the entire amount of principal, interest and penalties owing under the Note is $2,343,775. After giving effect to the $1,800,000 reduction agreed to herein, the new amount payable by Vitafort to Terra Healthy under the Note shall be $543,775.

         Terra Healthy and Vitafort agree to work diligently with one another to prepare and execute all additional documentation required for this transaction.

         Please confirm your understanding of and agreement to the foregoing by signing the enclosed copy of this letter and returning the same to me.

                                   Very truly yours,

                                   TERRA HEALTHY LIVING, LTD.



                                   By: /s/ Daniel Montangero
                                       ---------------------------
                                       Daniel Montangero

AGREED AND ACCEPTED as of September 13, 1999:

VITAFORT INTERNATIONAL CORPORATION


By: /s/ Mark Beychok
   ------------------------
     Mark Beychok
     President and CEO